Exhibit 10

June 24, 2005

CONFIDENTIAL

Kenneth Hao

Managing Director

Silver Lake Management Company, L.L.C.

2725 Sand Hill Road, Suite 150

Menlo Park, CA 94025

Dear Mr. Hao:

NON-DISCLOSURE AGREEMENT

In connection with your consideration of possible transaction with SERENA Software, Inc. (the “Company”), you have requested financial and other information concerning the business and affairs of the Company.  As a condition to the Company’s furnishing to you and your representatives financial and other information which has not theretofore been made available to the public, you and your representatives agree to treat all such non-public information furnished to you and your representatives in writing or orally by the Company or its representatives on and after the date of this agreement (herein collectively referred to as the “Confidential Evaluation Material”), as follows:

(1)                                  You and your representatives recognize and acknowledge the competitive value and confidential nature of the Confidential Evaluation Material and the damage that could result to the Company if information contained therein is disclosed to any third party.  You and your representatives also recognize and acknowledge that the Confidential Evaluation Material is being provided to you and your representatives in reliance upon your and their acceptance of the terms of this agreement.

(2)                                  You and your representatives agree that the Confidential Evaluation Material will be used solely for the purpose of evaluating the proposed transaction.  You also agree that you and your officers, employees, financing sources, consultants, Affiliates, agents and advisors, herein collectively referred to as “your representatives,” will not disclose or permit the disclosure of any of the Confidential Evaluation Material now or hereafter received or obtained from the Company or its representatives to any third party or otherwise use or permit the use of the Confidential Evaluation Material in any way detrimental to the Company, except as required by court order or legal process, without the prior written consent of the Company, provided, however, that any such information may be disclosed to such of your representatives who need to know such information for the purpose of evaluating the proposed transaction and who are advised of this agreement and agree to keep such information confidential and to be bound by this agreement to the same extent as if they were parties hereto, it being understood that you shall be responsible for any breach of this agreement by your representatives; provided, however, that you shall not be responsible for any failure to comply with the terms of this agreement by any of your representatives that (i) is not one of your officers, employees or Affiliates and (ii) has signed an undertaking in favor of the Company and you to the effect of Annex A hereto.

(3)                                  In the event you or your representatives receive a request to disclose Confidential Evaluation Material pursuant to any court order or legal process, you or your representatives will give the Company prompt written notice thereof so that the Company may seek an appropriate protective order.  You and your representatives agree to cooperate (at the Company’s expense) as reasonably requested by the Company in its efforts to maintain the confidentiality of such Confidential Evaluation Material.  If you or your representatives are ultimately required to disclose such Confidential Evaluation Material, you or your representatives shall disclose only so much thereof as necessary to comply with such court order or legal process.

(4)                                  Except as may be required by court order or legal process, neither party hereto nor any of its representatives will disclose to any other person or entity:  (a) the fact that information regarding the Company is being or has been furnished to you; (b) the fact that discussions or negotiations regarding any transaction are or have been taking place between representatives of you and the Company, or any information regarding the status or terms of any such discussions or negotiations between the Company and you or the identity of the parties thereto; (c) the fact that the Company is or has been considering the possibility of entering into a transaction with you of the nature discussed by you and the Company. In addition, neither you nor your representatives will disclose to any other person or entity that the Company has been considering the possibility of entering into a transaction of the nature discussed by you and the Company, with any third party.   Either party hereto shall be permitted to disclose any fact or information covered by this paragraph 4 to the same extent, and under the same conditions, as you are permitted to disclose Confidential Evaluation Material pursuant to paragraphs 2 and 3 hereof.  Nothing in this paragraph (4) shall be construed to prevent or limit the Company’s or its representatives’ right to disclose, discuss, negotiate or enter into a transaction of the nature discussed by you and the Company with any other person or entity or provide information regarding the Company to any other person or entity.

(5)                                  In the event that the transaction contemplated by this agreement is not consummated, neither you nor any of your representatives shall, without prior written consent of the Company, use any of the Confidential Evaluation Material now or hereafter received or obtained from the Company or its representatives for any purposes other than your evaluation of such transaction.

(6)                                  At any time upon the Company’s request, all Confidential Evaluation Material (and all copies, summaries, and notes of the contents or parts thereof) shall be returned or, if you so choose, destroyed and not retained by you or your representatives in any form or for any reason and written certification to that effect will be sent by you to the Company within 30 days of such request; provided, however, that you and your representatives shall not be obligated to return or destroy the Confidential Evaluation Material if, and to the extent, otherwise required by any applicable law, regulation, policy or procedures relating to the retention, back-up storage or automatic archiving of files and data. Any Confidential Evaluation Material that is retained by you or your representatives for the sole purpose of compliance with such law, regulation, policy or procedures shall not be used for any purpose other than to evidence compliance therewith and such retained material and information shall continue to be subject to the confidentiality obligations set forth in this letter agreement, which obligations shall survive any termination hereof.  All the Confidential Evaluation Material will be and remains the property of the Company.

(7)                                  The following information provided by the Company shall not be deemed Confidential Evaluation Material: (A) any information that is or becomes generally available to the public other than as a result of an improper disclosure by you or your representatives; (B) any information which becomes legally available to you from a source other than the Company that is not, to your knowledge after reasonable inquiry, bound by a confidentiality obligation to the Company; (C) any information that is already in your possession as of the date hereof or (D) any information that is independently developed by you without use of or reference to the Confidential Evaluation Material.

(8)                                  Neither this letter agreement nor any action taken in connection with this letter agreement will give rise to any obligation on the part of either you or the Company (a) to engage in any discussions or negotiations with the other party or with any of the other party’s representatives, or (b) to pursue or enter into any transaction of any nature with the other party.  The parties acknowledge and agree that neither shall have any legally binding commitment for a transaction unless set forth in a separate written agreement that is executed and delivered by both of them.

(9)                                  Nothing contained in this letter agreement nor the conveying of Confidential Evaluation Material hereunder shall be construed as granting or conferring any rights by license or otherwise in any trademark, patent, copyright, trade secret, technological information or other information, or other intellectual property.

(10)                            You agree that for a period of one year from the date of this letter agreement, neither you nor your representatives will, without the prior written consent of the Company, directly or indirectly: (A) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any division thereof or of any such successor or controlling person; provided, however, that nothing herein shall prohibit the purchase of securities in the ordinary course of any of your representatives’ business that does not in any event result in aggregate ownership by such representative of more than 2% of the outstanding amount of any class of securities of the Company; (B) seek or propose to influence or control the management or policies of the Company, make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote any voting securities of the Company or any subsidiary thereof, or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company or any subsidiary thereof; (C) make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions), any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any subsidiary thereof or any of their securities or assets; or (D) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way engage in discussions relating to the formation of, or participate in, a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing.

(11)                            The provisions of this agreement relating to confidentiality shall terminate two years from the date hereof.  The invalidity or enforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision.

(12)                            This agreement shall be governed by the laws of the State of California applicable to agreements made and to be performed within.

(13)                            “You” used alone shall mean Silver Lake Management Company, L.L.C. and its officers, employees and Affiliates.

(14)                            An “Affiliate” of, or person “affiliated” with, a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified and has received the Confidential Evaluation Material from such specified person.

Please confirm your agreement with the foregoing by signing and returning to the undersigned a copy of this letter.

SERENA Software, Inc.

			By	/S/ MARK WOODWARD
Name: Mark Woodward
Title: CEO

Accepted and Agreed as of
the date first written above:

Silver Lake Management Company, L.L.C.

By	/S/ KENNETH HAO
	Name:	Kenneth Hao
	Title:	Managing Director

Annex A

[Date]

Serena Software, Inc.

2755 Campus Drive, 3rd Floor

San Mateo, California 94403

Silver Lake Management Company, L.L.C.

2725 Sand Hill Road, Suite 150

Menlo Park, California 94025

Ladies and Gentlemen:

Reference is made to the Non-Disclosure Agreement, dated as of June [    ], 2005 (the “Agreement”), by and between Serena Software, Inc. (“Serena”) and Silver Lake Management Company, L.L.C. (“Silver Lake”), a copy of which is attached hereto.  Capitalized terms that are used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

The undersigned acknowledges that it has received Confidential Evaluation Material and, in consideration therefor, agrees to be bound by the provisions of the Agreement applicable to Silver Lake’s representatives as though the undersigned were a party thereto.  The undersigned acknowledges that this letter agreement is for the benefit of Serena and Serena may enforce the terms of the Agreement against the undersigned as though the undersigned were a party thereto.   For purposes of this Letter Agreement, all references to “your representatives” in the Agreement shall be deemed to refer to the undersigned.

Very truly yours,

(Representative)

(Signature)

(Name)

(Title)